UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

eLOYALTY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27975	36-4304577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 Field Drive, Suite 250, Lake Forest, Illinois		60045
(Address of principal executive offices)		(Zip Code)

(847) 582-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On November 15, 2007, the Board of Directors of eLoyalty Corporation (the “Corporation”) amended Article VII of the By-Laws of the Corporation (the “By-Laws”), effective immediately, to set forth the rights of holders of uncertificated shares of stock of the Corporation and the procedures for the transfer of such uncertificated shares. The Corporation approved this amendment in connection with its compliance with the Nasdaq rule requiring that securities listed on the exchange be eligible for a direct registration system by January 2008.

The foregoing description of the amendment of the By-Laws is qualified in its entirety by reference to the full text of the By-Laws and incorporated herein by reference.

Item 8.01 Other Events

(a) On November 15, 2007, the Company’s Board of Directors approved an increase in the share ownership limitation under Section 203 of the Delaware General Corporation Law (“Section 203”) from 15% to 25% with respect to Tench Coxe and various entities affiliated with Sutter Hill Ventures, a California limited partnership (the “Sutter Hill Group”).

This approval was made in connection with the Sutter Hill Group’s possible acquisition in the open market of additional shares of the Company’s common stock. The Board also determined that the Sutter Hill Group shall not be subject to the restrictions on business combinations of Section 203 as an “interested stockholder” in connection with its possible acquisition of no more than 25% of the Company’s issued and outstanding common stock and Series B Preferred Stock in the aggregate. The Sutter Hill Group currently beneficially owns 15% of the aggregate of Company’s issued and outstanding common stock and Series B Preferred Stock. The Series B Preferred Stock has the same voting rights as the common stock and is convertible on a one-for-one basis into common stock.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Amendment to By-Laws of eLoyalty Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eLOYALTY CORPORATION

Date: November 16, 2007	By:	/S/ STEVEN C. POLLEMA
Steven C. Pollema
Vice President, Operations and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to By-Laws of eLoyalty Corporation.